UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 19, 2011

South American Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52156	98-0486676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3645 E. Main Street, Suite 119, Richmond, IN	47374
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 356-9726

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders

South American Gold Corp. (“Company”) held an Annual Meeting of its Shareholders (“Annual Meeting”) on January 19, 2011.  At the Annual Meeting, the only matters submitted for a vote were:

(1)           a proposal to elect to the Board of Directors two directors for a term to continue until the 2011 Annual Meeting of Shareholders or until a successor has been elected and qualified;

(2)           a proposal to ratify the appointment of Madsen & Associates CPA’s, Inc., Chartered Accountants as the Company’s independent registered public accounting firm; and

(3)           a proposal to approve the South American Gold Corp. 2010 Equity Compensation Plan.

As of December 3, 2010, the record date for the Annual Meeting, there were 214,611,890 shares of common stock outstanding and entitled to vote.

Voting results are as follows:

(1)           Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Raymond DeMotte	156,200,000	0	0
Camilo Velasquez	156,200,000	0	0

(2)           Ratification of the appointment of Madsen & Associates CPA’s, Inc., Chartered Accountants as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
156,200,000	0	0	0

(3)           Approval the South American Gold Corp. 2010 Equity Compensation Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
156,200,000	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 24, 2011

South American Gold Corp.

By:	/s/ Raymond DeMotte
Name:	Raymond DeMotte
Title:	President and Chief Executive Officer